Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203914) and Forms S-8 (No. 333-212331, No. 33-48505, No. 333-59804, No. 333-26111, No. 333-45107, No. 333-84170 and No. 333-178794) of Energen Corporation of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 28, 2018